____________________________________________________
      ____________________________________________________


               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT


                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 29, 1993



           THE LOUISIANA LAND AND EXPLORATION COMPANY

     (Exact name of registrant as specified in its charter)


                 _______________________________

   Maryland               1-959            72-0244700
(State or other       (Commission       (I.R.S. Employer
 jurisdiction          File Number)     Identification No.)
 of incorporation)

                 _______________________________

909 Poydras Street                             70112
New Orleans, Louisiana                       (Zip Code)
(Address of principal
  executive offices)

                 _______________________________


            Registrant's telephone number, including
                   area code:  (504) 566-6500



      ____________________________________________________
      ____________________________________________________
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Item 5.   Other Events.

          On October 29, 1993, the registrant issued a press release relating to the unaudited financial results for the registrant's fiscal quarter ended September 30, 1993, which is attached hereto and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits

          Exhibit No.         Description

          99                  Press release dated October 29,
                              1993.

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                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE LOUISIANA LAND AND
                                EXPLORATION COMPANY
                                (Registrant)




Date:  October 29, 1993       By: s/Frederick J. Plaeger, II
                                  ________________________________
                                  Name:  Frederick J. Plaeger, II
                                  Title: General Counsel and
                                         Corporate Secretary


PAGE

                          EXHIBIT INDEX


Number    Description                             Page

99        Press release dated October 29, 1993.     5
PAGE
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                                                 EXHIBIT 99



              LL&E Announces Third Quarter Results


New Orleans, Louisiana, October 29, 1993 . . . The Louisiana Land and Exploration Company (NYSE:LLX) ("LL&E") today announced a $1.8 million net loss for the third quarter of 1993 ($0.06 per share). The loss included the adverse impact of a one-time, non-cash charge of $3.0 million, increasing the Company's deferred tax provision to reflect the recent increase in federal corporate income tax rates. In the same quarter of 1992, the Company reported net earnings of $2.6 million or $0.09 per share after an extraordinary loss related to the early retirement of debt totaling $5.6 million after tax, or $0.20 per share and an $8.0 million pretax gain on the sale of oil and gas properties.

The Company said that the decline in earnings was primarily the result of sharply lower crude and condensate prices and lower refining margins. Higher natural gas revenues, increased liquids production and income associated with the settlement of a lease ownership dispute partially offset the impact of these factors. The Company also noted that its third quarter 1993 operating results included no financial impact or incremental production from its recently completed acquisition of NERCO Oil and Gas, Inc.

Third quarter 1993 worldwide crude and condensate production increased 13 percent over prior year levels as a result of production from new properties onstream and from property purchases earlier in the year. However, significantly lower liquids prices more than offset the benefit of increased production volumes. Worldwide crude and condensate prices for the third quarter of 1993 declined over 20 percent from the same period a year ago, averaging $15.63 per barrel compared with $19.60 in the 1992 period.

Excluding the benefit of natural gas volumes associated with the settlement of the lease ownership dispute, domestic natural gas production grew 12 percent to 148.7 million cubic feet of gas per day in the third quarter of 1993 compared with last year's same period. Increased production from the Gulf of Mexico and south Louisiana were responsible for the majority of the volume improvement. Prices received for natural gas in the U. S. in the third quarter of 1993, excluding the impact of the lease settlement, rose 24 percent from prior year levels, averaging $2.20 per thousand cubic feet compared with $1.78 in the same quarter in 1992.
PAGE
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Refining and marketing operations incurred a $1.1 million pretax loss in 1993's third quarter. Lower refined product prices and profit margins were the primary contributors to the operating loss. In the same period in 1992, refining and marketing pretax profits totaled $2.1 million.

LL&E's earnings for the first nine months of 1993 totaled $6.7 million ($0.23 per share) after the effect of two accounting changes recorded in the first quarter. The net non-cash benefit to earnings from these changes totaled $0.2 million. In addition, the Company's equity in the earnings of its 50 percent-owned affiliate, CLAM Petroleum Company, was reduced by a non-cash charge of $3.0 million relating to CLAM's adoption of an accounting change relating to income taxes.

For the first nine months of 1992, LL&E reported a loss of $18.5 million ($0.65 per share) after the effect of non-recurring items totaling $32.9 million ($21.7 million after tax) and the aforementioned extraordinary loss of $5.6 million. The non-recurring items were related to the realignment of the Company's domestic exploration and production operations, a reduction of a litigation accrual and a provision for the uninsured portion of possible losses associated with a gas well blowout.

A sharp increase in domestic natural gas prices, up 38 percent from the same nine-month period in 1992, and the settlement of a lease ownership dispute were the primary contributors to the improvement in earnings in the first nine months of 1993. Mitigating the impact of this improvement were lower worldwide liquids prices, down 8 percent from the same nine-month period in 1992, and a decline in operating profits from the Company's refining and marketing operations. For the first nine months of 1993, refining and marketing reported a pretax loss of $1.1 million while in the same period of 1992, the Company recorded pretax profits from those operations of $11.7 million.

Cash flow from operating activities before changes in operating assets and liabilities for the first nine months of 1993 totaled $102 million compared with $113 million in the same period last year. Capital expenditures rose 15 percent to $128.1 million for the 1993 nine month period compared with $111.6 million in the same period in 1992. Long-term debt including current maturities rose to $748 million as of September 30, 1993 reflecting the $355 million in debt incurred to consummate the acquisition of NERCO Oil and Gas, Inc.

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
                   THE LOUISIANA LAND AND EXPLORATION COMPANY
                        (Millions, Except Per Share Data)
                                   (Unaudited)

                                              Consolidated
                                  Three Months Ended  Nine Months Ended
                                    September 30,       September 30,
                                  1993        1992      1993       1992

Revenues                         $ 193.5    $ 208.5  $ 575.1    $ 583.7
Costs and Expenses               $ 190.9    $ 196.1  $ 557.5    $ 604.1
Earnings (Loss) Before
  Income Taxes                   $   2.6    $  12.4  $  17.6    $ (20.4)
Income Tax Expense (Benefit)     $   4.4    $   4.2  $  11.1    $  (7.5)
Earnings (Loss) Before Extra-
   ordinary Item                 $  (1.8)   $   8.2  $   6.5    $ (12.9)
  Cumulative Effect of Change in
  Accounting for Income Tax      $   -      $   -    $  13.7    $   -
  Cumulative Effect of Change in
  Accounting for Postretirement
  Health Benefits                $   -      $   -    $ (13.5)   $   -
  Loss on Early Retirement of
  Debt                           $   -      $  (5.6) $   -      $  (5.6)
Net Earnings (Loss)              $  (1.8)   $   2.6  $   6.7    $ (18.5)

Primary and Fully Diluted Earnings
  (Loss) Per Share Before Extra-
   ordinary Item                 $ (0.06)   $  0.29  $  0.22    $ (0.45)
  Cumulative Effect of Change in
   Accounting for Income Tax     $   -      $   -    $  0.48    $   -
  Cumulative Effect of Change in
   Accounting for Postretirement
   Health Benefits               $   -      $   -    $ (0.47)   $   -
  Loss on Early Retirement of
  Debt                           $   -      $ (0.20) $   -      $ (0.20)
Primary and Fully Diluted Earnings
  (Loss) Per Share               $ (0.06)   $  0.09  $  0.23    $ (0.65)
Average Shares                      28.9       28.4     28.7       28.4

Produced and Sold:
  Crude and Condensate (Thousands
   of Barrels Per Day)
      Domestic                      21.4       18.9     20.8       19.4
      North Sea                      6.2        5.9      6.3        6.5
      Other foreign                  6.6        5.4      6.8        5.8
            Total                   34.2       30.2     33.9       31.7

  Average Price Received
  (Per Barrel)
      Domestic                   $ 16.13    $ 20.39  $ 17.63    $ 19.12
      North Sea                  $ 15.79    $ 19.95  $ 16.87    $ 19.20
      Other foreign              $ 13.84    $ 16.53  $ 15.07    $ 14.91
  Consolidated                   $ 15.63    $ 19.60  $ 16.97    $ 18.36
/TABLE><PAGE

  Plant Products (Thousands of
   Barrels Per Day)
      Domestic                       2.3        2.4      2.4        2.3
      North Sea                       .5         .4       .4         .5
            Total                    2.8        2.8      2.8        2.8

  Average Price Received
  (Per Barrel)
      Domestic                   $ 10.75    $ 13.18  $ 11.55    $ 12.78
      North Sea                  $ 12.53    $ 13.11  $ 12.92    $ 14.19
      Consolidated               $ 11.05    $ 13.17  $ 11.74    $ 13.00

  Natural Gas (Millions of Cubic
   Feet Per Day)
      Domestic                     165.5      132.6    150.2      143.3
      North Sea                       .2         .2       .2         .2
      Other foreign                  3.6        3.8      5.1        4.8
      CLAM Petroleum Company        10.8       18.5     31.6       38.1
            Total                  180.1      155.1    187.1      186.4

  Average Price Received (Per
   Thousand Cubic Feet)
      Domestic                   $  2.15    $  1.78  $  2.14    $  1.55
      North Sea                  $  1.36    $  2.22  $  1.51    $  1.84
      Other foreign              $  1.24    $  0.81  $  1.28    $  0.83
      CLAM Petroleum Company     $  2.93    $  2.87  $  2.51    $  2.78
      Consolidated               $  2.18    $  1.88  $  2.18    $  1.78

  Refining & Marketing Data:

  Revenues (1)                   $ 108.4    $ 126.1  $ 319.7    $ 347.2
  Costs and Expenses (1)         $ 110.3    $ 125.5  $ 322.6    $ 339.8
  Refining Profit (Loss)
   Before Income Taxes           $  (1.9)   $    .6  $  (2.9)   $   7.4

  Crude Marketing Gain (Loss)    $   0.8    $   1.5  $   1.8    $   4.3

  R&M Operating Profit (Loss)    $  (1.1)   $   2.1  $  (1.1)   $  11.7

  Sales (Thousands of Barrels
   Per Day)                         57.1       57.4     53.6       53.5

  Average Price Received
  (Per Barrel)                   $ 20.57    $ 23.90  $ 21.75    $ 23.68

(1)      Before elimination of intracompany transfers